As filed with the Securities and Exchange
                        Commission on January 31, 2002.
                                                           Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
-------------------------------------------------------------------------------
                                    FORM F-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
-------------------------------------------------------------------------------
                                   Novartis AG
                (Exact name of issuer of deposited securities as
                       specified in its charter)
                                    Novartis
                                      Inc.
                   (Translation of issuer's name into English)
                                   Switzerland
            (Jurisdiction of Incorporation or organization of Issuer)
                                 Lichtstrasse 35
                                  CH-4002 Basel
                                   Switzerland
                             Tel: 011-41-61-324-1111
   (Address and telephone number of Registrant's principal executive offices)
                           Corporation Service Company
                        2711 Centerville Road, Suite 400
                           Wilmington, Delaware 19808
                               Tel: 1-800-927-9800
 (Address, including zip code, and telephone number of agent for service)
                        Copies of all communications to:
                             David W. Heleniak, Esq.
                               Shearman & Sterling
                               599 Lexington Ave.
                             New York, NY 10022-6069
                                 (212) 848-4000

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                                          Proposed
                                                  Proposed Maximum         Maximum
Title of Each Class of           Amount to be    Offering Price Per       Aggregate          Amount of
Securities to be Registered      Registered           Share(2)        Offering Price(2)   Registration Fee
----------------------------------------------------------------------------------------------------------
Ordinary Shares of Novartis AG,
nominal value CHF 0.5 per
share(1).......................    2,302,801          $34.57             $79,607,831          $19,025
==========================================================================================================

(1)  The ordinary shares will be represented by American Depositary Shares
     (ADSs), each of which currently represents one ordinary share. A separate Registration Statement on Form F-6 (Registration No. 333-13446) has been filed for the registration of American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of the ordinary shares.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices for the registrant's ordinary shares reported on the Swiss Exchange on January 28, 2002 of CHF 59.075 per ordinary share, translated into U.S. dollars at the noon buying rate in New York City for cable transfers in Swiss francs as certified for customs purposes by the Federal Reserve Bank of New York on that date of $1.709 per CHF.
                     -----------------------------

The Registration hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================

The information in this prospectus is not complete and may not be changed. The selling shareholders may not sell these securites until the registration statement filed with the Securites and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated January 31, 2002

                                   PROSPECTUS

                     Novartis AG--American Depositary Shares

                                   NOVARTIS AG

                      2,302,801 AMERICAN DEPOSITARY SHARES
                     REPRESENTING 2,302,801 ORDINARY SHARES

         The selling shareholders set forth on page 6 of this prospectus may offer and sell from time to time up to 2,302,801 of our American Depositary Shares under this prospectus. Each ADS represents one ordinary share. The selling shareholders received the ADSs being offered in this prospectus pursuant to the acquisition by one of our subsidiaries of substantially all of the assets of one of the selling shareholders.

         The ADSs are listed on the New York Stock Exchange under the ticker symbol "NVS". On January 28, 2002, the closing sale price on the New York Stock Exchange of a single ADS was $34.51.

         The ADSs beneficially owned by the selling shareholders may be offered for sale from time to time by the selling shareholders directly or in brokerage transactions at fixed prices, at prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. No representation is made that any ADS will or will not be offered for sale. We will not receive any proceeds from the sale by the selling shareholders of ADSs. We will pay all costs, expenses and fees in connection with the registration of the ADSs, except that all selling commissions and fees incurred by the selling shareholders will be borne by the selling shareholders.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                      The date of this prospectus is , 2002

                                Table of Contents

                                                                            Page
Where You Can Find More Information...........................................3
Cautionary Statement Regarding Forward-Looking Statements.....................4
Introduction..................................................................5
Novartis......................................................................5
Use Of Proceeds...............................................................5
Selling Shareholders..........................................................5
Plan Of Distribution..........................................................6
Enforceability of Civil Liabilities...........................................7
Legal Matters.................................................................7
Experts.......................................................................7


                             -----------------------



         The selling shareholders are authorized to offer to sell, and seek offers to buy, ADSs only in jurisdictions where offers and sales are permitted. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any ADS offered hereby by any person in any jurisdiction in which it is unlawful for such person to make an offer or solicitation.

         You should rely only on the information contained or incorporated by reference in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell the ADSs. The information contained or incorporated by reference in this document is only accurate at its respective date, and our business, results of operations and financial condition may change thereafter.


         We have prepared this prospectus on the basis of information that we have or have obtained from sources we believe to be reliable. The discussions of documents referred to, or incorporated by reference, in this prospectus summarize those documents and we refer you to the documents for more complete information. You should consult your own legal, tax and business advisors regarding an investment in the ADSs.

                       Where You Can Find More Information

         We file annual and special reports and other information with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended. You may read and copy this information at, or obtain copies of this information by mail from, the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         The SEC also maintains a web site that contains reports and other information about issuers, like Novartis, who file electronically with the SEC. The address of the site is www.sec.gov.

         We are "incorporating by reference" into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus. This prospectus incorporates by reference the documents set forth below that we have filed previously with the SEC. These documents contain important information about us and our finances.

         Novartis SEC Filings                         Period
         --------------------                         ------
         Annual Report on Form         20-F Fiscal Year ended December 31, 2000
         Half Year Report on Form 6-K  Six months ended June 30, 2001
         The section entitled "Part II-Item 14. Description of Securities to be Registered-American Depositary Receipts" included in the registration statement on Form 20-F/A (File No. I-15024), as filed with the SEC on May 9, 2000.


         All subsequent Annual Reports on Form 20-F we file with the SEC from the date of this prospectus to the end of the offering of the ADSs under this prospectus shall also be deemed to be incorporated by reference and will automatically update information in this prospectus.

         Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         You may request a copy of these filings at no cost, by writing us at the following address:

                                Investor Relations
                                Novartis AG
                                Lichstrasse 35
                                CH-4002 Basel
                                Switzerland


         Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.



            Cautionary Statement Regarding Forward-Looking Statements

         This prospectus, including documents incorporated by reference, contains certain "forward-looking statements" relating to the Novartis Group's business and the sectors in which the subsidiaries of Novartis AG operate. Certain forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "experts," "may," "is expected to," "will," "will continue," "should," "would be," "seeks" or "anticipates" or similar expressions or the negative thereof or other variations thereof or comparable terminology or by discussions of strategy, plans or intentions. Such statements include descriptions of the Novartis Group's investment and research and development programs, descriptions of new products the Novartis Group expects to introduce and anticipated customer demand for such products. Such statements reflect the Novartis Group's current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Many factors could cause the Novartis Group's actual results, performance or achievements to be materially different from any future results, performances or achievements that may be expressed or implied by such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this prospectus as anticipated, believed, estimated or expected. The Novartis Group does not intend and does not assume any obligation, to update and industry information or forward-looking statements set out in this prospectus.

                                  Introduction

         In this prospectus, "Novartis," "we" and "our" refers only to "Novartis AG" and does not include any current or future subsidiaries of Novartis. Novartis, together with its consolidated subsidiaries, is referred to as Novartis Group. References to "U.S. dollars," "USD" or "$" are to the lawful currency of the United States and references to "Swiss francs" or "CHF" are to the lawful currency of Switzerland.

                                    Novartis

         We were formed in December 1996 as a public company incorporated under the laws of Switzerland. We are domiciled in and governed by the laws of Switzerland. Headquartered in Basel, Switzerland, the Novartis Group employs approximately 70,000 people worldwide. The subsidiaries of the Novartis Group operate in over 140 countries. Novartis is listed on the Swiss Exchange and the New York Stock Exchange. Our registered office is located at Lichtstrasse 35, CH-4002 Basel and its telephone number is 011-41-61-324-1111.

         We were created by the merger of Sandoz AG and CIBA-Geigy AG in December 1996. Prior to the merger, Sandoz AG and CIBA-Geigy AG were each global participants in the pharmaceutical industry. Novartis's predecessor companies merged to realize sales, cost and cross-sector synergies, and to create a combined entity with the resources and ability to compete in the long-term in an increasingly competitive global environment.

         Our subscribed share capital is CHF 1,442,602,340, divided into 2,885,204,680 fully paid-up registered shares, nominal value CHF 0.50 each. We are a Swiss holding company which owns, directly or indirectly, 100% of all significant operating companies. For a list of subsidiaries, see note 31 to the consolidated financial statements, included in our annual report for the year ended December 31, 2000.

         The Novartis Group is a world leader both in sales and in innovation in its continuing core businesses: pharmaceuticals, generics, consumer health, eyecare products and medicines, and animal health. We aim to hold a leadership position in all of these businesses. We are committed to improving health and well-being through innovative products and services. The name "Novartis" is derived from the Latin novae artes, meaning "new skills," which reflects the Novartis Group's focus on research and development.

                                 Use Of Proceeds

         All of the net proceeds from the sale of our ADSs covered by this prospectus will go to the selling shareholders. Accordingly, we will not receive any of the proceeds from the sale of the ADSs.

                              Selling Shareholders

         The selling shareholders listed below received the ADSs being offered hereby pursuant to the acquisition by our newly created subsidiary, Novartis Animal Vaccines, Inc., of substantially all of the assets of Grand Laboratories, Inc. Pursuant to such acquisition, we agreed to use our reasonable efforts to register the ADSs issued to the selling shareholders. Our registration of the ADSs held by the selling shareholders does not necessarily mean the selling shareholders will sell any or all of their ADSs.

         None of our directors or executive officers is selling ADSs in this offering. This prospectus covers the offer and sale by the selling shareholders of their ADSs. Set forth below are (i) the names of the selling shareholders,
(ii) the nature of any position, office or other material relationship that they have had within the past three years with us or any of our predecessors or affiliates, (iii) the number of ADSs they beneficially own as of January 28, 2002, (iv) the number of ADSs that may be offered and sold by or on their behalf and (v) the amount of ADSs to be owned by them upon completion of the offering if all ADSs offered are sold.


  Selling Shareholders         Shares beneficially owned       Shares being  Shares beneficially owned
  --------------------           prior to offering                offered           after offering
                                 -----------------                -------           --------------
                                      Number    Percent                            Number Percent
                                      ------    -------                            --------------
Grand Laboratories, Inc.            1,987,309      *           1,987,309             __       __
Pankratz Securities Holdings, LLC     244,640      *             244,640             __       __
Etkin & Company, Incorporated          71,214      *              70,852             __       __

_____________________
(1) Comprised of 70,852 shares owned by Etkin & Company, Incorporated and 362 shares owned by the children of William Etkin, President of Etkin & Company, Incorporated. Etkin & Company, Incorporated disclaims beneficial ownership of the 362 shares owned by the children of Mr. Etkin.



                              Plan Of Distribution

         We are registering our ADSs on behalf of the selling shareholders. We will pay for all costs, expenses and fees in connection with the registration of the shares, except for the fees and disbursements of the selling shareholders' counsel. The selling shareholders will pay for all selling discounts and commissions, if any. The selling shareholders may offer and sell their shares from time to time in one or more of the following types of transactions (including block transactions):

          o    on the New York Stock Exchange,
          o    in the over-the-counter market,
          o    in privately negotiated transactions or
          o    a combination of such methods of sale.

         The selling shareholders may sell their shares at prevailing market prices or at privately negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders may also enter into hedging transactions with broker-dealers. These broker dealers may in turn engage in short sales of the shares in the course of hedging their positions. The selling shareholders have advised us that they have not entered into any agreements, understanding or arrangements with any underwriters or broker-dealers regarding the sale of their shares nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

         The selling shareholders may offer and sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares.

         We have agreed to indemnify the selling shareholders against certain liabilities, including liabilities arising under the Securities Act.

         Certain of the brokers, dealers or agents and their associates who may become involved in the sale of the shares may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.

                       Enforceability of Civil Liabilities

         We are organized under the laws of Switzerland. Substantially all of our directors and officers, as well as certain of the experts named in this prospectus, are non-U.S. residents, and a substantial portion of our assets and the assets of our directors and officers and these experts are and will be located outside the United States. As a result, you may not be able to effect service of process within the United States upon these persons or to enforce, in U.S. courts, against these persons judgments of U.S. courts predicated upon any civil liability provisions of the U.S. federal or state securities laws. In addition, you may not be able to enforce certain civil liabilities predicated upon U.S. federal or state securities laws in Switzerland against us, our directors and officers, and the persons named in this prospectus.

                                  Legal Matters

         The validity of the ordinary shares underlying the ADSs has been passed upon for us by Bar & Karrer, counsel to Novartis.

                                     Experts

         The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2000 have been so incorporated in reliance on the reports of PricewaterhouseCoopers AG, independent accountants, given on the authority of the said firm as experts in auditing and accounting.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant does not indemnify its directors and officers with respect to general civil liability that they may incur in connection with their activities on behalf of the Registrant.

ITEM 9. EXHIBITS

  4      Restricted Issuance Agreement.
  5 Opinion of Bar & Karrer regarding the validity of the securities being registered.
23.1     Consent of PricewaterhouseCoopers AG.
23.2 Consent of Bar & Karrer (included in Exhibit 5 to this Registration Statement).
24       Power of Attorney (included on signature pages).

ITEM 10. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that Paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 which are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A of Form 20-F (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (ss.239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or ss.210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the form F-3.

         (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted against the Registrant by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has theretofore been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Novartis AG certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Basel, Switzerland, on January 31, 2002.

                                   NOVARTIS AG


                            By:              /s/ DR. DANIEL VASELLA
                               ------------------------------------------------
                                 Name:     Dr. Daniel Vasella
                                 Title:    Chairman and Chief Executive Officer

                            By:            /s/ DR. RAYMUND BREU
                                -----------------------------------------------
                                 Name:     Dr. Raymund Breu
                                 Title:    Chief Financial Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Mr. Jeff Benjamin, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                                 Title                                  Date
               ---------                                 -----                                  ----
        /s/ DR. DANIEL VASELLA                    Chairman and Chief                      January 30, 2002
                                                   Executive Officer
----------------------------------------
          Dr. Daniel Vasella

         /s/ DR. RAYMUND BREU                   Chief Financial Officer                   January 30, 2002
----------------------------------------
           Dr. Raymund Breu

         /s/ HANS JORG RUDLOFF                  Vice-Chairman, Director                   January 30, 2002
----------------------------------------
           Hans Jorg Rudloff


      /s/ PROF. DR. HELMUT SIHLER               Vice-Chairman, Director                   January 30, 2002
----------------------------------------
        Prof. Dr. Helmut Sihler

          /s/ HEINI LIPPUNER                           Director                           January 30, 2002
----------------------------------------
            Heini Lippuner

               Signature                                 Title                                  Date
               ---------                                 -----                                  ----

      /s/ DR. H.C. BIRGIT BREUEL                       Director                           January 30, 2002
----------------------------------------
        Dr. H.C. Birgit Breuel

    /s/ PROF. DR. PETER BURCKHARDT                     Director                           January 30, 2002
----------------------------------------
      Prof. Dr. Peter Burckhardt

      /s/ DR. HANS-ULRICH DOERIG                       Director                           January 30, 2002
----------------------------------------
        Dr. Hans-Ulrich Doerig

         /s/ WALTER G. FREHNER                         Director                           January 30, 2002
----------------------------------------
           Walter G. Frehner

         /s/ WILLIAM W. GEORGE                         Director                           January 29, 2002
----------------------------------------
           William W. George

        /s/ ALEXANDRE F. JETZER                        Director                           January 30, 2002
----------------------------------------
          Alexandre F. Jetzer

          /s/ PIERRE LANDOLT                           Director                           January 30, 2002
----------------------------------------
            Pierre Landolt

    /s/ PROF. DR. ROLF ZINKERNAGEL                     Director                           January 30, 2002
----------------------------------------
      Prof. Dr. Rolf Zinkernagel


----------------------------------------      Authorized Representative in
            Terry Barnett                           the United States


                                INDEX TO EXHIBITS

Exhibit No.      Description
-----------      -----------
     4           Restricted Issuance Agreement.
     5           Opinion of Bar & Karrer regarding the validity of the
                 securities being registered.
    23.1         Consent of PricewaterhouseCoopers AG.
    23.2         Consent of Bar & Karrer (included in Exhibit 5 to this
                 Registration Statement).
    24           Power of Attorney (included on signature pages).

                                                                       EXHIBIT 4

                          RESTRICTED ISSUANCE AGREEMENT

         RESTRICTED ISSUANCE AGREEMENT dated as of January 11, 2002 (the "Agreement") supplemental to the Amended and Restated Depositary Agreement dated as of May 11, 2000 (the "Deposit Agreement") among Novartis AG, a corporation organized under the laws of Switzerland, and its successors (the "Company"), JPMorgan Chase Bank, as depositary (the "Depositary"), and all Holders from time to time of American Depositary Receipts (the "ADRs") issued thereunder.

                                   WITNESSETH:

         WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein;

         WHEREAS, notwithstanding Sections 3 and 4 of the Deposit Agreement and paragraph (1) of the form of ADR, the Company has requested that the Depositary accept one or more deposits of Shares which may not be freely transferred at the time of deposit in accordance with Rule 144 or Rule 145 under the Securities Act of 1933, as amended (the "Securities Act") (such securities, "Limited Transfer Securities") into a parallel facility to the ADR facility established pursuant to the Deposit Agreement;

         WHEREAS, the Company desires that, upon a deposit of Limited Transfer Securities, restricted ADSs be issued to or upon the order of the depositor upon compliance with the provisions of the Deposit Agreement governing the deposit of Shares and that such restricted ADSs be subject to terms and conditions of the Deposit Agreement and the further terms, conditions and restrictions set forth herein; and

         WHEREAS, the Company and the Depositary desire to enter into this agreement in order to permit the issuance of such restricted ADSs under the Deposit Agreement as supplemented hereby and the delivery thereof to or upon the order of the depositor (such person or entity entitled to receive such restricted ADSs being the "Depositee" and each such issuance being a "Transaction").

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth and for other good and valuable consideration, the Company and the Depositary hereby agree as follow:

         Section 1. Definitions. Unless otherwise defined in this Agreement, terms which are defined in the Deposit Agreement are used herein as therein defined.

         Section 2. Incorporation by Reference. Except to the extent modified hereby, all terms and conditions of the Deposit Agreement are incorporated herein by reference and deemed to be a part hereof.

         Section 3. Issuance of Restricted ADRs. The Depositary shall issue Restricted ADSs upon the proper deposit of Shares with the Custodian, receipt by the Depositary of issuance instructions in proper form, and compliance with any other applicable provisions of the Deposit Agreement as incorporated herein. Until such time as the Depositary has received an opinion of U.S. counsel to the Company (or, at the option of the Company, counsel to the Depositee), in form and substance reasonably satisfactory to counsel to the Depositary stating that in connection with the resale of the restricted ADSs, the Shares underlying the restricted ADSs have been registered under the Securities Act or that such restricted ADSs (as well as those restricted ADSs issued on the transfer, split-up or combination thereof)may be freely transferred under Rule 144 or Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements thereof, any restricted ADSs issued in connection with a Transaction or on the transfer, split-up or combination thereof shall be issued in book-entry form with the following notation set forth on the Depositary's books (the "Legend"):

              THE SECURITIES REPRESENTED BY THIS RECEIPT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR (ii) IN COMPLIANCE WITH RULE 144, OR (iii) PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

         Section 4. Segregation of Deposited Securities. Prior to the issuance of any restricted ADSs and so long as such ADSs are restricted, to the extent possible under the rules and procedures of the Swiss securities markets, the Depositary shall instruct the Custodian to hold all Deposited Securities to be evidenced by the restricted

ADSs represented by the restricted ADRs in an account or accounts that are segregated and separate from any other account or accounts in which other Shares of the Company m ay be held.

         Section 5. Form of ADSs. At the discretion of the Depositary, any restricted ADSs to be issued containing the Legend may be issued through the book-entry registration system maintained by the Depositary or in such other form as the Depositary shall so desire. If safety paper is utilized, such ADR shall not set forth the CUSIP number present on the other ADRs issued under the Deposit Agreement.

         Section 6. Terms and Conditions Applicable to ADSs. Subject to the further terms, conditions and restrictions set forth herein, al terms and provisions of the Deposit Agreement are and shall continue to be in full force and effect and are hereby in all respects ratified, confirmed and incorporated by reference herein. No person depositing a Limited Transfer Security shall be deemed under paragraph (1) of the form of ADR or any other provisions thereof or of the Deposit Agreement, to represent and warrant that such security is not a Limited Transfer Security or that the transfer of such security is not restricted pursuant to Rule 144 or Rule 145.

         Section 7. Inconsistent Provisions. To the extent that any term or provision of this Agreement shall be inconsistent with the term or provision of the Deposit Agreement, the terms and conditions of this Agreement shall take precedence only to the extent of such inconsistency.

         IN WITNESS WHEREOF, NOVARTIS AG and JPMORGAN CHAS BANK have duly executed this Agreement as of January 11, 2002.

                                           NOVARTIS AG



                                          By /s/ Nic Burgin
                                             ------------------------
                                             Name:    Nic Burgin
                                             Title:   Corporate Counsel

                                          JPMORGAN CHASE BANK



                                          By /s/ J.M. Manser
                                             ------------------------
                                             Name:    J.M.Manser
                                             Title:

                                                                       EXHIBIT 5

                          [LETTERHEAD OF BAR & KARRER]

Novartis International AG
WSJ 200.134
Lichstrasse 35
4001 Basle

Geneva, 31 January, 2002

Dear Sirs,

We have acted as counsel to Novartis AG, a company organized under the laws of Switzerland ("Novartis"), in connection with the Registration Statement on Form F-3 referenced above (the "Registration Statement") filed by Novartis with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to 2,302,801 ordinary shares of Novartis, nominal value CHF 0.5 per share (the "Ordinary Shares"), to be sold in the form of American Depositary Shares ("ADS"), each ADS representing the right to receive one (1) Ordinary Share.

The number of Ordinary Shares included in the Registration Statement include:

         (1) Ordinary Shares which underlie ADSs that are purchased in the open market or in privately negotiated transactions in the manner described in the Registration Statement; and

         (2) Treasury or newly issued Ordinary Shares of Novartis, to be deposited with the Depositary pursuant to the Deposit Agreement among Novartis, the Depositary and holders and beneficial owners of ADSs issued thereunder, dated as of May 7, 2001 (a copy of which is filed as an exhibit to Novartis' registration statement on Form F-6, Registration No. 333-13446), as amended on January 11, 2002 (a copy of such amendment is filed as Exhibit 4 to the Registration Statement) (as amended, the "Deposit Agreement"), and to be represented by newly issued ADSs.

We are of the opinion that, upon issuance, delivery and full payment therefor, in the manner described in the Registration Statement, in accordance with the Swiss Code of obligations and in accordance with terms of the Deposit Agreement, the Ordinary Shares included in the Registration Statement will be duly authorized, validly issued and outstanding, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

Yours sincerely,

/s/ Christophe Buchwalder
----------------------------------------
Christophe Buchwalder

                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants

         We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated January 31, 2001 relating to the consolidated financial statements and financial statement schedule, which appear in Novartis AG's Annual Report on Form 20-F for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS AG
PricewaterhouseCoopers AG

Basel, Switzerland
January 31, 2002